UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 29, 2020

OCCIDENTAL PETROLEUM CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9210	95-4035997
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Greenway Plaza, Suite 110 Houston, Texas	77046
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (713) 215-7000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.20 par value	OXY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Change in Control Severance Plan

On May 29, 2020, Occidental Petroleum Corporations (the “Company”) adopted the Occidental Petroleum Corporation Executive Change in Control Severance Plan (the “CIC Severance Plan”), which provides enhanced severance benefits to the Company’s executive officers upon qualifying terminations of employment within two years following a Change in Control (as defined in the CIC Severance Plan).

The CIC Severance Plan will complement the Company’s existing Executive Severance Plan, which provides severance benefits upon qualifying terminations before a Change in Control and after the two-year protection period following the Change in Control, but does not provide for enhanced change-in-control protections.  No executive officer is party to an individual employment or other agreement that provides for enhanced change-in-control severance benefits.

The purpose of adopting the CIC Severance Plan is to allow the Company’s executives to continue to exercise their judgment and perform their responsibilities without the potential for distraction that can arise from concerns regarding their personal circumstances in the event of a Change in Control.  In reviewing the CIC Severance Plan, the Executive Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) consulted with its independent compensation consultant, Meridian Compensation Partners, LLC, to develop market-based severance benefits that are competitive within the oil and gas industry and that reflect broader U.S. industry practices.  The Compensation Committee also reviewed the plan and determined that it did not provide benefits in excess of the Company’s long-established Golden Parachute Policy.

Severance benefits are payable under the CIC Severance Plan if an eligible executive’s employment with the Company and its subsidiaries is terminated within two years following a Change in Control either (a) by the Company (other than for “cause” (as defined in the CIC Severance Plan)) or (b) by the eligible executive for “good reason” (as defined in the CIC Severance Plan).  The severance benefits are as follows:

(1) Cash Severance. The executive would receive a cash severance amount equal to 2.00 times (or, in the case of the Company’s chief executive officer, 2.99 times) the sum of (A) the executive’s base salary (based on the highest base salary in effect at any time during the three-year period preceding the Change in Control or at any time on or after the Change in Control) and (B) the executive’s target annual bonus.

(2) Pro Rata Bonus.  The executive would receive a pro rata portion of the executive’s annual bonus, determined based on the greater of (A) the executive’s target annual bonus and (B) the amount of such bonus that would have been due for the full year based on actual results for such year, had the executive remained employed through the payment date.

(3) Welfare Benefits.  For two years following the termination date, the executive would receive continued participation of the executive (and eligible dependents) in the basic life, medical and dental plans in which the executive participated immediately before the termination date at the same rates and levels in accordance with the terms of such plans.  For purposes of determining the executive’s eligibility for retiree medical and dental benefits, the executive would be considered to have remained employed until two years after the executive’s termination date and to have retired on the last day of such period.

(4) Accelerated Vesting of Long-Term Incentive Awards.  The executive would receive vesting of all outstanding long-term incentive awards.  Any performance-based awards would vest at the greater of target performance and actual performance, except that any individual performance goals that are not based on objective financial performance criteria would be deemed earned at target performance.

(5) Outplacement.  The executive would receive outplacement services for up to nine months following the termination date.

The foregoing severance benefits are subject to the executive’s execution of a release of any claims against the Company, as well as any restrictive covenants that the Compensation Committee determines in its discretion.  Under the CIC Severance Plan, severance benefits to any executive cannot exceed the amount permitted under the Company’s Golden Parachute Policy unless approved by a vote of the Company’s stockholders.  Further, if any of the executive’s payments under the CIC Severance Plan or otherwise would be subject to “golden parachute” excise taxes under the Internal Revenue Code, the payments to the executive will be reduced in order to limit or avoid the “golden parachute” excise tax if and to the extent such reduction would produce an expected better after-tax result for the executive.

The foregoing description is only a summary and is qualified in its entirety by reference to the full text of the CIC Severance Plan, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020.

Named Executive Officer Change

Effective May 29, 2020, Edward A. Lowe began serving the Company in a non-executive officer capacity as Group Chairman, Middle East.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Company’s 2020 Annual Meeting of Shareholders held on May 29, 2020 (the “2020 Annual Meeting”), upon the recommendation of the Board of Directors of the Company, shareholders approved amendments to the Company’s Restated Certificate of Incorporation, as previously amended (the “Restated Certificate of Incorporation”), to (i) increase the number of authorized shares of common stock of the Company, (ii) implement certain changes to the process whereby shareholders may take action by written consent, and (iii) lower the threshold for shareholders to request that the Secretary of the Company call a special meeting of shareholders from 25% to 15% of the outstanding shares of common stock of the Company (collectively, the “Amendments”).

The Amendments to the Restated Certificate of Incorporation became effective upon the filing of a Certificate of Amendment of the Restated Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of Delaware on June 3, 2020. A copy of the Certificate of Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The following actions were taken at the 2020 Annual Meeting, for which proxies were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and the final number of votes cast for, against or withheld, and broker non-votes, as applicable, for each matter are set forth below.

1.	The eleven nominees proposed by the Board of Directors were elected by the Company’s shareholders by the following votes (“% For” representing the percentage of votes cast):

Nominee	For	% For	Against	Abstain	Broker Non- Votes
Stephen I. Chazen	519,853,215	87.46%	74,494,834	2,003,047	170,071,131
Andrew Gould	581,422,955	97.74%	13,432,368	1,495,773	170,071,131
Nicholas Graziano	512,228,410	86.14%	82,383,964	1,738,722	170,071,131
Carlos M. Gutierrez	533,236,133	89.66%	61,467,071	1,647,892	170,071,131
Vicki Hollub	539,910,416	90.81%	54,582,727	1,857,953	170,071,131
William R. Klesse	551,475,724	92.73%	43,232,172	1,643,200	170,071,131
Andrew N. Langham	518,172,485	87.15%	76,355,113	1,823,498	170,071,131
Jack B. Moore	551,956,676	92.81%	42,704,838	1,689,582	170,071,131
Margarita Paláu-Hernández	581,398,164	97.77%	13,222,961	1,729,971	170,071,131
Avedick B. Poladian	541,724,306	91.09%	52,939,988	1,686,802	170,071,131
Robert M. Shearer	581,150,693	97.73%	13,483,976	1,716,427	170,071,131

2.	The advisory vote to approve named executive officer compensation was approved by the Company’s shareholders by the following vote (“% For” representing the percentage of votes cast):

For	% For	Against	Abstain	Broker Non- Votes
454,227,066	76.16%	139,623,653	2,500,377	170,071,131

3.
The ratification of the selection of KPMG as the Company’s independent auditor for the year ending December 31, 2020, was approved by the Company’s shareholders by the following vote (“% For” representing the percentage of votes cast):

For	% For	Against	Abstain
750,886,986	97.97%	12,841,326	2,693,915

4.
The proposal to approve the Company’s Amended and Restated 2015 Long-Term Incentive Plan was approved by the Company’s shareholders by the following vote (“% For” representing the percentage of votes cast):

For	% For	Against	Abstain	Broker Non- Votes
461,107,304	77.32%	44,453,346	90,790,446	170,071,131

5.
The proposal to approve the issuance of common stock underlying the Berkshire Hathaway warrant was approved by the Company’s shareholders by the following vote (“% For” representing the percentage of votes cast):

For	% For	Against	Abstain	Broker Non- Votes
496,784,766	83.30%	97,951,032	1,615,298	170,071,131

6.	The proposal to approve an increase in authorized shares of common stock was approved by the Company’s shareholders by the following vote (“% For” representing the percentage of shares outstanding):

For	% For	Against	Abstain
723,856,108	80.42%	38,919,314	3,646,805

7.
The proposal to adopt amendments to the Company’s charter to enhance shareholders’ ability to act by written consent was approved by the Company’s shareholders by the following vote (“% For” representing the percentage of shares outstanding):

For	% For	Against	Abstain	Broker Non- Votes
581,909,695	64.43%	12,449,334	1,992,067	170,071,131

8.
The proposal to adopt amendments to the Company’s charter to lower the ownership threshold for shareholders to call special meetings and make other clarifying amendments was approved by the Company’s shareholders by the following vote (“% For” representing the percentage of shares outstanding):

For	% For	Against	Abstain	Broker Non- Votes
581,263,514	64.36%	13,392,145	1,695,437	170,071,131

9.
The proposal to approve the Rights Agreement (as such term is defined in the Company’s 2020 proxy statement) was approved by the Company’s shareholders by the following vote (“% For” representing the percentage of votes cast):

For	% For	Against	Abstain	Broker Non- Votes
438,364,279	73.50%	155,137,983	2,848,834	170,071,131

Item 9.01	Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment of Restated Certificate of Incorporation.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCCIDENTAL PETROLEUM CORPORATION

	By:	/s/ Nicole E. Clark
Nicole E. Clark
Date: June 3, 2020		Vice President, Deputy General Counsel and Corporate Secretary